EXHIBIT 10.41


















                    REYNOLDS METALS COMPANY




                STOCK PLAN FOR OUTSIDE DIRECTORS





















                   Effective January 1, 1997

                           ARTICLE I

                      PURPOSE OF THE PLAN

          The purposes of the Plan are to promote a greater

identity of interests between the Company's Directors and its stockholders through grants of Phantom Stock and to assist the

Company in attracting and retaining qualified individuals to serve as Directors by affording them an opportunity to share in the future successes of the Company.



                           ARTICLE II

                          DEFINITIONS

          2.01    "Beneficiary" shall mean the individual or

entity designated by the Director to receive any amounts

allocated to the Director that remain in the Plan upon the death of the Director.  If no such designation is made, or if the

designated individual predeceases the Director or the entity no longer exists, then the Beneficiary shall be the Director's

estate.

          2.02    "Board" shall mean the Board of Directors of

the Company.

          2.03    "Company" shall mean Reynolds Metals Company, a

Delaware corporation.

          2.04    "Company Stock" shall mean the Common Stock of

the Company, without par value.

          2.05    "Director" shall mean a voting member of the

Board (a) who is not an employee of the Company or of one of its subsidiaries and (b) who is not entitled, as a result of previous employment by any of them, to receive any retirement benefits from the Company or from any company that is or has been a

subsidiary.

          2.06    "Effective Date" shall mean January 1, 1997.

          2.07    "Phantom Stock" shall mean shares of Company

Stock credited to a Director in accordance with Article III.

          2.08    "Plan" shall mean this Reynolds Metals Company

Stock Plan for Outside Directors, as amended from time to time.



                          ARTICLE III

                    GRANTS OF PHANTOM STOCK

          3.01    Each Director shall be granted 225 shares of

Phantom Stock under the Plan each calendar year.  Grants shall be credited to Directors' accounts under the Plan in four equal quarterly installments on the last day of each calendar quarter.

A Director who ceases to be a member of the Board during a

calendar quarter shall be credited on the last day of that

quarter with a proportionate share of the quarterly allocation based on the Director's service during the quarter.

          3.02    In addition to the Phantom Stock grants

described in Section 3.01 above, the account of each Director who is serving as a Director on January 1, 1997, shall be credited as of such date with an additional initial grant of Phantom Stock.

The number of shares of Phantom Stock in this initial grant shall be determined in accordance with the action taken by the Board at its meeting on November 15, 1996.

          3.03    As of each date when cash dividends are paid on

Company Stock, each Director's account under the Plan shall also be adjusted to reflect dividend equivalents computed in

accordance with this Section 3.03.  The dollar amount of the dividend equivalent for each Director shall equal the cash

dividends that would have been paid on the number of shares of

Phantom Stock credited to the Director's account as of the

dividend record date if that number of shares of Phantom Stock had actually been issued and outstanding on the record date.

This dividend equivalent for each Director shall be converted into a number representing additional shares of Phantom Stock by dividing (a) the total dollar amount of the Director's dividend equivalent by (b) the arithmetic average of the high and low sales prices of Company Stock as reported on New York Stock

Exchange - Composite Transactions on the date when the cash

dividends are paid.  The Director's account under this Plan shall then be credited with the determined number of shares of Phantom

Stock, including fractional shares calculated to three decimal places.

          3.04    If any stock dividend is declared upon Company

Stock, or if there is any stock split, stock distribution, or other recapitalization of the Company with respect to its Company

Stock, resulting in a split-up or combination or exchange of shares, or if any special distribution is made to holders of

Company Stock, the aggregate number and kind of shares of Phantom

Stock credited to the account of a Director under the Plan shall be proportionately and appropriately adjusted.



                           ARTICLE IV

                    PAYMENT OF PLAN ACCOUNTS

          4.01    No Director shall receive any payment under the

Plan while serving as a Director.  If a Director resigns or

retires during a calendar year, the Director's account shall be maintained under the Plan through January 15 of the following year.  As of such January 15, the total number of shares of

Phantom Stock credited to the Director's account (representing both grants and dividend equivalents) shall be computed and a distribution made to the Director as soon after January 15 as administratively feasible.  Distributions shall be in shares of

Company Stock, except that any fractional share shall be paid in cash.  The cash value of the fractional share shall be based on the arithmetic average of the high and low sales prices of

Company Stock as reported on New York Stock Exchange - Composite

Transactions on January 15 (or on the preceding business day if the New York Stock Exchange is not open on January 15).

          4.02    Except as otherwise specifically provided in

Section 4.03 below, any payment shall be made in a single lump sum.

          4.03(a) Payment of Phantom Stock credited to a

Director's account from time to time in accordance with Section

3.01, including any dividend equivalents attributable to such

Phantom Stock, shall be made in a single lump sum unless the

Director elects before December 31 of any year to have the

Phantom Stock (including dividend equivalents attributable

thereto) credited during the following calendar year paid out in five annual installments.  Once made, any such election is

irrevocable for the calendar year to which it applies.  A new election will be required each December if installments are

desired for the following calendar years.

          If the Director elects payment in the form of five

annual installments, the initial installment shall be paid as soon as administratively feasible after January 15 of the year following the year of the Director's resignation or retirement and shall equal one-fifth of the number of shares of Phantom

Stock subject to installment payments.  The subsequent four

annual installments shall be paid as soon as administratively feasible after the next four January 15 dates and shall equal in each case (i) the remaining number of shares of Phantom Stock subject to installment payments divided by (ii) the number of installment payments remaining, including the installment about to be paid.

              (b)   Payment of Phantom Stock credited to a

Director's account in accordance with Section 3.02, including any dividend equivalents attributable to such Phantom Stock, shall be made in a single lump sum.

          4.04    In the event of a Director's death, the

remaining unpaid portion of such Director's Phantom Stock

credited under the Plan, including any applicable dividend

equivalents, shall be paid in a single lump sum to the Director's

Beneficiary as soon as administratively feasible after January 15 of the year following the calendar year of the Participant's death.  The payment shall be in shares of Company Stock, except that the value of any fractional share shall be computed as

described in Section 4.01 and paid in cash.



                           ARTICLE V

                         COMPANY STOCK

          Shares of Company Stock distributed under the Plan may

be shares purchased by the Company on the open market or shares held in the Company's treasury from time to time, or a

combination of both, as the Board may from time to time

determine.



                           ARTICLE VI

          AMENDMENT, SUSPENSION AND TERMINATION OF THE PLAN

          The Board may from time to time amend, suspend or

terminate the Plan, in whole or in part; provided, however, that without the Director's consent, no such amendment, suspension or termination shall materially adversely affect the rights of any

Director in respect of previous grants to such Director.



                          ARTICLE VII

                       GENERAL PROVISIONS

          7.01    Neither the establishment of the Plan nor the

payment of any benefits hereunder nor any action of the Company,

including the Board, in connection therewith shall be held or construed to confer upon any individual any legal right to remain on the Board.

          7.02    No rights or benefits under the Plan shall be

subject in any manner to anticipation, alienation, sale,

transfer, assignment, pledge, encumbrance or charge, except by will or the laws of descent and distribution, and any attempt thereat shall be void.  No such right or benefit shall, before receipt thereof, be in any manner liable for or subject to the recipient's debts, contracts, liabilities, engagements, or torts.

          7.03    This Plan shall inure to the benefit of, and be

binding upon, the Company and each Director, and upon the

successors and assigns of the Company and of each Director.

          7.04    The Company shall not be required to deliver

any fractional share of Common Stock but shall pay, in lieu

thereof, the cash value (measured as of the January 15

immediately preceding the distribution) of such fractional share to the Director (or the Director's Beneficiary, if applicable).

The cash value of a fractional share shall be computed as

described in Section 4.01.

          7.05    Except as otherwise required by applicable

federal laws, this Plan shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia.







          Executed and adopted effective January 1, 1997,

pursuant to action taken by the Board of Directors of Reynolds

Metals Company at its meeting on November 15, 1996.



                                REYNOLDS METALS COMPANY



                                By F Robert Newman

                                Title: Vice President,
                                Human Resources



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